Exhibit 1.A.(3)(b)

                            SELECTED BROKER AGREEMENT

      AGREEMENT dated ____________________, by and between Pruco Securities Corporation (Distributor), a New Jersey corporation and ______________ (Broker), a _______________ corporation.

                                   WITNESSETH:

      In consideration of the mutual promises contained herein, the parties hereto agree as follows:

A.    Definitions

      (1) Contracts - Variable life insurance contracts and/or variable annuity contracts described in Schedule A attached hereto which may be issued and issued by any one of Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey or The Prudential Insurance Company of America (hereinafter collectively called the "Company") and for which Distributor has been appointed the principal underwriter pursuant to Distribution Agreements, copies of which have been furnished to Broker.

      (2) Accounts - Separate accounts established and maintained by Company pursuant to the laws of Arizona or New Jersey, as applicable, to fund the benefits under the Contracts.

      (3) The Prudential Series Fund, Inc., or the Fund - An open-end management investment company registered under the 1940 Act, shares of which are sold to the Accounts in connection with the sale of the Contracts.

      (4) Registration Statement - The registration statements and amendments thereto relating to the Contracts, the Accounts, and the Fund, including financial statements and all exhibits.

      (5) Prospectus - The prospectuses included within the registration Statements referred to herein.

      (6)   1933 Act - The Securities Act of 1933, as amended.

      (7)   1934 Act - The Securities Exchange Act of 1934, as amended.

      (8)   SEC - The Securities and Exchange Commission.

B.    Agreements of Distributor

      (1) Pursuant to the authority delegated to it by Company, Distributor hereby authorizes Broker during the term of this Agreement to solicit applications for Contracts from eligible persons provided that there is an effective Registration Statement relating to such Contracts and provided further that Broker has been notified by Distributor that the Contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in which the application will be solicited. In connection with the solicitation of applications for Contracts, Broker is hereby authorized to offer riders that are available with the Contracts in accordance with instructions furnished by Distributor or Company.

      (2) Distributor, during the term of this Agreement, will notify Broker of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstance that may prevent the lawful sale of the contract in any state or jurisdiction.

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      (3)   During the term of this Agreement, Distributor shall advise Broker of any amendment to the Registration Statement or any amendment or supplement to any Prospectus.

C.    Agreements of Broker

      (1) It is understood and agreed that Broker is a registered broker/dealer under the 1934 Act and a member of the National Association of Securities Dealers, Inc. and that the agents or representatives of Broker who will be soliciting applications for the Contracts also will be duly registered representatives of Broker.

      (2) Commencing at such time as Distributor and Broker shall agree upon, Broker agrees to use its best efforts to find purchasers for the contract acceptable to Company. In meeting its obligation to use its best efforts to solicit applications for Contracts, Broker shall, during the term of this Agreement, engage in the following activities:

            (a) Continuously utilize training, sales and promotional materials which have been approved by Company;

            (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit periodic reports to Distributor as may be requested on the results of such inspections and the compliance with such procedures.

            (c) Broker shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make the premium payments contemplated by the Contract.

      (3) All payments for Contracts collected by agents or representatives of Broker shall be held at all times in a fiduciary capacity and shall be remitted promptly in full together with such applications, forms and other required documentation to an office of the company designated by Distributor. Checks or money orders in payment of initial premiums shall be drawn to the order of the applicable one of "Pruco Life Insurance Company", (for contracts issued by Pruco Life Insurance Company and/or Pruco Life Insurance Company of New Jersey) or "The Prudential Insurance Company of America". Broker acknowledges that the Company retains the ultimate right to control the sale of the Contracts and that the Distributor or Company shall have the unconditional right to reject, in whole or part, any application for the contract. In the event Company or Distributor rejects an application, Company immediately will return all payments directly to the purchaser and Broker will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to Rule 6e-2(b)(13)(viii) of the 1940 Act, the purchaser will receive a refund of any premium payments, plus or minus any change due to investment performance in the value of the invested portion of such premiums; however, if applicable state law so requires, the purchaser who exercises his short-term cancellation right will receive a refund of all payments made, unadjusted for investment experience prior to the cancellation. The Broker will be notified of any such action.

      (4) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Company or Distributor in connection with the solicitation of applications for Contracts. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Company or Distributor in this connection or in any dealings with the public.

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      (5)   Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Contracts) will not be used without the prior written consent of Distributor and, where appropriate, the endorsement of Company to be obtained by Distributor.

      (6) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable laws and regulations. No agent or representative of Broker shall solicit applications for the Contracts until duly licensed and appointed by Company as a life insurance and variable contract broker or agent of Company in the appropriate states or other jurisdictions. Broker shall ensure that such agents or representatives fulfill any training requirements necessary to be licensed. Broker understands and acknowledges that neither it nor its agents or representatives is authorized by Distributor or Company to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Prospectus or other solicitation material authorized in writing by Distributor or Company.

      (7) Broker shall not have authority on behalf of Distributor or Company to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium; receive any monies or premiums due, or to become due, to Company, except as set forth in Section C(3) of this Agreement. Broker shall not expend, nor contract for the expenditure of the funds of Distributor, nor shall Broker possess or exercise any authority on behalf of Broker by this Agreement.

      (8) Broker shall have the responsibility for maintaining the records of its representatives licensed, registered and otherwise qualified to sell the Contracts. Broker shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records of Company, the Account, Distributor and Broker relating to the sale of the Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by the Broker in connection with this Agreement shall be the property of the Company and shall be returned to the Company upon termination of rights by the Broker. Nothing in this Section C(8) shall be interpreted to prevent the Broker from retaining copies of any such records which the Broker, in its discretion, deems necessary or desirable to keep. The Broker shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information, only if the Company has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

D.    Compensation

      (1) Pursuant to the Distribution Agreement between Distributor and Company, Distributor shall cause Company to arrange for the payment of commissions to Broker as compensation for the sale of each contract sold by an agent or representative of Broker. The amount of such compensation shall be based on a schedule to be determined by agreement of Company, Distributor and Broker. Company shall identify to Broker with each such payment the name of the agent or representative of Broker who solicited each Contract covered by the payment.

      (2) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any premium it shall receive for purposes of payment of commission or otherwise. Neither Broker nor any of its agents or representatives shall have an interest in any compensation paid by Company to Distributor, now or hereafter, in connection with the sale of any Contracts hereunder.

E.    Use of Insurance Agency Affiliate of Broker

            It is understood and agreed that the registered representatives of Broker engaged in the offer and sale of the Contracts may be employed by

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      (__________), an affiliate of Broker which is licensed as an insurance agency (hereinafter referred to as "Insurance Agency Affiliate"), and whose shareholders, officers, and employees are "associated persons" of Broker within the meaning of Section 3(a)(18) of the 1934 Act. It is further understood and agreed that records relating to sales of Contracts by such employees may be maintained by Insurance Company Affiliate. It is further understood and agreed that commissions payable under this agreement shall, if broker so directs, be paid to Insurance Agency Affiliate. Broker agrees that, if the Contracts are sold through Insurance Agency affiliate:

      (1) Broker will retain full responsibility for compliance with the requirements of the 1933 Act and the 1934 Act, and will continue to perform all obligations set forth in Section C above.

      (2) Any books and records maintained by Insurance Agency Affiliate will be deemed, for purposes of the 1934 Act, to be books and records of Broker and will conform to the requirements of Section 17(a) of the 1934 Act and the rules thereunder. The manner in which the books and records of Broker and Insurance Agency Affiliate are made and maintained will permit supervisory personnel of Broker as well as authorized examiners of the SEC or of another appropriate governmental agency or self-regulatory organization to review data concerning transactions in the Contracts effected through Insurance Agency Affiliate to the same extent as if such transactions had been effected through Broker itself. This may be accomplished either through maintaining one set of books and records for Broker and Insurance Agency Affiliate or by maintaining separate sets of books and records with adequate integration, through cross-referencing or otherwise, between records maintained by Broker and those maintained by Insurance Agency Affiliate.

      (3) Any receipt by Insurance Agency Affiliate of commissions for the sale of the Contracts, and any payment by Insurance Agency Affiliate of commissions for the sale of the Contracts to its sales personnel, will be reflected in the FOCUS reports filed by Broker pursuant to
            Section 17(a) of the 1934 Act and the rules thereunder and in its fee assessment reports filed with the National Association of Securities Dealers, Inc.

      (4) All premiums derived from the sale of the Contract through Insurance Agency Affiliate will be sent directly to the Company by Insurance Agency Affiliate customers or will be sent by them to Broker for forwarding to the Company. Insurance Agency Affiliate will not receive or accumulate customer funds nor will it receive or maintain custody of customer securities.

F.    Complaints and Investigations

      (1) Broker and Distributor jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker and Distributor further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, Distributor, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contract marketed under this Agreement. Broker shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulation.

G.    Term of Agreement

      (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement upon thirty (30) days' written notice to the other party of its intention to do so.

      (2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Section F hereof; (b) the indemnity set forth in

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            Section H hereof; and (c) the obligation to settle accounts hereunder, including commission payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by Broker prior to termination.

H.    Indemnity

      (1) Broker shall be held to the exercise of reasonable care in carrying out the provision of this Agreement.

      (2) Distributor agrees to indemnify and hold harmless Broker and each officer or director of Broker against any losses, claims, damages or liabilities, joint or several, to which Broker or such officer or director become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus, or any sales literature provided by the Company or by the Distributor.

      (3) Broker agrees to indemnify and hold harmless Company and Distributor and each of their current and former directors and officers and each person, if any, who controls or has controlled Company or Distributor within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Company or Distributor and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (a) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by Brokers; or

            (b) Claims by agents or representatives or employees of Broker for commissions, service fees, development allowances or other compensation or renumeration of any type;

            (c) The failure of Broker, its officers, employees, or agents to comply with the provisions of this Agreement; and Broker will reimburse Company and Distributor and any director or officer or controlling person of either for any legal or other expenses reasonably incurred by Company, Distributor, or such director, officer of controlling person in connection with investigating or defending any such loss, claims, damage, liability or action. This indemnity agreement will be in addition to any liability which Broker may otherwise have.

I.    Assignability

      This Agreement shall not be assigned by either party without the written consent of the other.

J.    Governing Law

      This Agreement shall be governed by and Construed in accordance with the laws of the State of New Jersey.

      In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

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                                         PRUCO SECURITIES CORPORATION
                                                  (Distributor)

                                         By:
                                            ------------------------------------
                                                     President


                                         (Broker)

                                         By:
                                            ------------------------------------

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                            SELECTED BROKER AGREEMENT
                                   SCHEDULE A

The following policies are the Contracts as defined in the Agreement made and effective ________________, 19__, between Pruco Securities Corporation and
_____________________.

PRUCO LIFE INSURANCE COMPANY

Survivorship Variable Universal Life
(Flexible Premium Survivorship Variable Life Policy)

PruLife Custom Premier Variable Universal Life
(Flexible Premium Variable Life Policy)

PruSelect III Variable Universal Life
(Flexible Premium Variable Life Policy)

PruLife Advisor Select
(Flexible Premium Variable Life Policy)